EXHIBIT 5          OPINION OF MULDOON MURPHY & FAUCETTE LLP

                                December 21, 2001


Board of Directors
HealthExtras, Inc.
2273 Research Boulevard
Rockville, Maryland 20850

         Re: HealthExtras, Inc. 2000 Stock Option Plan and 2000 Directors' Stock Option Program

Ladies and Gentlemen:

         We have been requested by HealthExtras, Inc., a Delaware corporation (the "Company"), to issue a legal opinion in connection with the registration under the Securities Act of 1933 on Form S-8 of 1,000,000 shares and 200,000 shares (collectively, the "Shares") of the Company's Common Stock, par value $.01 per share, that may be issued upon the exercise of options granted or to be granted under the HealthExtras, Inc. 2000 Stock Option Plan (the "Stock Option Plan") and the HealthExtras, Inc. 2000 Directors' Stock Option Program (together with the Stock Option Plan, the "Plans"), respectively.

         We have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures,
(ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the originals of all documents supplied to us as copies, and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company.

         Based on the foregoing and limited in all respects to Delaware law, it is our opinion that the Shares reserved under the Plans have been duly authorized and, upon payment for and issuance of the Shares in the manner described in the Plans, will be legally issued, fully paid and nonassessable.

         This opinion is rendered to you solely for your benefit in connection with the issuance of the Shares as described above. This opinion may not be relied upon by any other person or for any other purpose, and it should not be quoted in whole or in part, or otherwise referred to or furnished to any governmental agency (other than the Securities and Exchange Commission in

Board of Directors
December 21,  2001
Page 2


connection with the aforementioned Registration Statement on Form S-8), or any other person or entity, without the prior written consent of this firm.

         We note that, although certain portions of the Registration Statement on Form S-8 (the financial statements and schedules) have been included therein (through incorporation by reference) on the authority of "experts" within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including, without limitation, the financial statements or schedules or the other financial information or data included therein.

         We hereby consent to the filing of this opinion as an exhibit to, and the reference to this firm in, the Company's Registration Statement on Form S-8.

                                               Very truly yours,


                                               /s/ MULDOON MURPHY & FAUCETTE LLP

                                               MULDOON MURPHY & FAUCETTE LLP